Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Perfect Corp. of our report dated May 26, 2022 relating to the financial statements of Perfect Corp., which appears in Amendment No.6 to the Registration Statement on Form F-4 (No. 333-263841) of Perfect Corp. We also consent to the reference to us under the heading “Experts” in Amendment No.6 to the Registration Statement on Form F-4 (No. 333-263841) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

October 28, 2022